UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2022

Hyzon Motors Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39632	82-2726724
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Quaker Meeting House Road Honeoye Falls, NY	14472
(Address of principal executive offices)	(Zip Code)

(585)-484-9337

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYZN	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	HYZNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2022, Hyzon Motors Inc. (“Hyzon” or the “Company”) appointed Samuel Chong as the Chief Financial Officer, effective immediately. Effective as of Mr. Chong’s appointment, Mark Gordon, will no longer serve as Chief Financial Officer and will transition to a new role as senior advisor to Hyzon.

From 2021 to 2022, Mr. Chong served as the Treasurer and Head of Investor Relations for Fluence Energy, Inc., a leading global provider of grid scale energy storage products and services and artificial intelligence (AI)-enabled digital applications for renewables and storage. From 2018 to 2021, Mr. Chong served as Treasurer of Gogo Inc., the world’s largest provider of broadband connectivity services for the business aviation market. Previous to that, Mr. Chong was engaged in investment banking and proprietary investments at domestic and international financial institutions. He holds an MBA from the University of Chicago Booth School of Business and a BA in Economics from the University of Chicago.

Mr. Chong does not have a direct or indirect material interest in any transaction with the Company that requires disclosure pursuant to Item 404(a) of Regulation S-K and there is no arrangement or understanding between Mr. Chong and any other person pursuant to which Mr. Chong was selected to serve as Hyzon’s Chief Financial Officer. Mr. Chong is not related to any member of the board of directors of Hyzon or any executive officer of the Company.

In connection with his appointment as Chief Financial Officer, Hyzon entered into an employment agreement with Mr. Chong (the “Agreement”). The Agreement provides for a base salary of $450,000 and an annual target cash bonus opportunity of 70% of base salary. Subject to the approval of the Company’s board of directors, Mr. Chong will receive 300,000 restricted stock units under the Company’s 2021 Equity Incentive Plan that will vest equally over the course of four years, subject to Mr. Chong’s continued employment. Mr. Chong will be entitled to participate in Hyzon’s employee health/welfare and retirement benefit plans and programs.

Item 7.01.	Regulation FD Disclosure.

On April 12, 2022, the Company furnished a press release regarding the transition of Mr. Gordon to senior advisor and the appointment of Mr. Chong as his successor to Chief Financial Officer, described above in Item 5.02 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

The information set forth in Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated April 12, 2022, issued by the Company.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2022

HYZON MOTORS INC.

By:	/s/ Craig M. Knight
Name:	Craig M. Knight
Title:	Chief Executive Officer

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